HOPTO INC.

SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 7, 2014, is made and entered into by and between hopTo Inc., a Delaware corporation with its principal executive offices located at 1901 S. Bascom Avenue, Suite 660, Campbell CA 95008 (the "Company"), and each of the purchasers listed on Schedule A hereto (the "Purchasers").

     WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, subject to Section 1(c), the Purchasers, severally and not jointly, desire to purchase and the Company desires to issue and sell to the Purchasers, in each case upon the terms and subject to the conditions set forth in this Agreement up to: (i) an aggregate of 11,299,999 shares (the "Shares") of common stock, $0.0001 par value per share, of the Company (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the "Common Stock"), and (ii) warrants, in the form attached hereto as Exhibit A (the "Warrants"), to purchase an aggregate of up to 5,650,001 shares of Common Stock (subject to adjustment) at an exercise price of $0.40 per share (subject to adjustment) (the "Warrant Shares") (the Common Stock, the Warrants and the Warrant Shares, collectively, the "Securities");

     WHEREAS, the Shares and Warrants shall be issued in units consisting of one (1) Share and one (1) Warrant to acquire one half of a Warrant Share (the "Units"). The Units shall be immediately separable into Shares and Warrants upon issuance and the Shares and Warrants shall be separately transferable. The purchase price for each Unit shall be $0.30 per Unit (the "Unit Purchase Price").

     WHEREAS, each Purchaser, severally and not jointly, wishes to purchase, upon the terms and conditions stated in this Agreement, such number of shares of Units as is set forth immediately next to such Purchaser's name on Schedule A hereto;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement" and collectively with this Agreement, the Warrants, and the Registration Rights Agreement, the "Transaction Documents") pursuant to which the Company has agreed to provide to the Purchasers certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and each Purchaser severally (and not jointly) hereby agree as follows:

1.	Purchase and Sale of Common Stock and Warrants.

(a) Purchase of Common Stock and Warrants. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser, severally and not jointly, agrees to purchase from the Company such number of Shares and such number of Warrants as is set forth next to such Purchaser's name on Schedule A hereto. Within 30 days after the Closing Date, the Company shall allocate the Unit Purchase Price between the Shares and Warrants according to such methodologies required by applicable tax law in such manner as it determines complies with such laws, subject to the approval, not to be unreasonably withheld, delayed or conditioned, of those Purchasers initially holding at least a majority of the Units; provided, the 30 day deadline shall be automatically extended so long as the parties are in good faith seeking to resolve any disagreement as to the allocation.

     (b) Participation Right. From the date hereof until the earlier to occur of (i) the first anniversary of the Closing Date, (ii) such time as the Company is listed on any tier of the Nasdaq Stock Market or NYSE MKT or (iii) with respect to a specific Purchaser only (and not with respect to any other Purchaser), such time as such specific Purchaser declines to exercise its participation right duly offered to it under this paragraph, in the event that the Company effects any public or private offering of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Purchaser shall have the right to participate in such Subsequent Financing as provided herein. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser made within two (2) Business Days of receiving the Pre-Notice, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail all of the material terms and conditions of the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Persons with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document (or, if available, drafts of definitive documents) relating thereto. Each Purchaser shall notify the Company by 6:30 p.m. (New York City time) on the fifth (5th) Business Day after its receipt of the Subsequent Financing Notice of its agreement to provide its Pro Rata Portion of the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject only to completion, execution and delivery of definitive documentation consistent in all material respects with the Subsequent Financing Notice. If one or more Purchasers shall fail to so notify the Company of their agreement to participate in the Subsequent Financing ("Declining Purchasers"), the Company shall promptly (but in any event within one (1) Business Day of such failure by the Declining Purchasers to so notify the Company) notify those Purchasers agreeing to participate in the Subsequent Financing

(the "Participating Purchasers") of the portion of the Subsequent Financing as to which the Declining Purchasers declined to purchase (the "Re-Allocation Portion"), and the Participating Purchasers shall have one (1) Business Day from receipt of such notice to elect to agree to purchase (in addition to such portion that they have already agreed to purchase) up to their Pro Rata Portion of the Re-Allocation Portion (on the same terms as described in the Subsequent Financing Notice and subject to documentation as noted above). The Company may effect the remaining portion of such Subsequent Financing (i.e., such portion that Participating Purchasers have not agreed to purchase after the applicable periods to elect to purchase have expired) on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of first refusal set forth above in this Section 1(b), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on terms no less favorable to the Company than that set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. The Company shall sell to the Participating Purchasers, and each Participating Purchasers, severally and not jointly, shall purchase from the Company, such securities as such Participating Purchaser shall have agreed to sell and purchase pursuant to mutually agreed upon definitive documents, subject to the terms and conditions of such definitive documents. "Pro Rata Portion" is the ratio of (x) the

Subscription Amount (as defined below) and (y) the aggregate sum of all of the Subscription Amounts. Notwithstanding the foregoing, this Section 1(b) shall not apply in respect of any Excluded Securities or with respect to an underwritten (firm commitment or best efforts) public offering in connection with the Company's uplisting to Nasdaq or NYSE MKT.

     (c) Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units pursuant to this Agreement (the "Closing Date") shall be 9:00 a.m., Pacific time, on the date first written above, or such other mutually agreed upon time (provided, the other Purchasers severally entering into this Agreement on or about the date hereof may agree to different Closing Dates up to but not after January 10, 2014; provided further, in addition to the 11,299,999 Units being initially issued hereunder, the number of Units (and related Shares and Warrants) to be sold under this Agreement may, in the Company's discretion, be increased by an additional 2,033,333 Units, having the same terms and conditions as set forth in this Agreement, at additional closings not to occur after January 10, 2014). The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties and may be undertaken remotely by facsimile or other electronic transmission. There is no minimum number of securities or proceeds that must be issued or received in order for the Closing to occur.

     (d) Closing. Unless other arrangements have been made between the Company and a specific Purchaser, at or prior to the Closing, each Purchaser shall deliver or cause to be delivered the following in accordance with the subscription procedures described in Section 1(e) below:

     (i) this Agreement and the Registration Rights Agreement, duly executed by such Purchaser;

     (ii) an amount equal to the Per Unit Purchase Price multiplied by the number of Units to be purchased by such Purchaser as set forth next to such Purchaser's name on Schedule A hereto (such product, the "Subscription Amount"), in the form of a wire transfer to the Company, in accordance with written instructions previously provided by the Company.

     (e) Subscription and Delivery Procedure. Each Purchaser shall deliver or cause to be delivered a duly executed copy of this Agreement and the Registration Rights Agreement. Unless other arrangements have been made with a particular Purchaser, each Purchaser shall also deliver or cause to be delivered the Subscription Amount pursuant to Section 1(d)(ii) hereof. The delivery procedures for the Shares and the Warrants will be as reasonably requested by each Purchaser within 1 Business Day of the date hereof, but if no such request is made or cannot be timely executed, then as reasonably determined by the Company, including via physical delivery.

     (f) Acceptance. This Agreement sets forth various representations, warranties, covenants and agreements of the Company and the Purchasers, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchasers, immediately upon the Company's acceptance of a Purchaser's subscription and shall thereupon be binding upon the Company and the applicable Purchasers. Acceptance is evidenced only by execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to a Purchaser until the Company shall have delivered to such Purchaser an executed copy of this Agreement. The Company shall have three (3) Business Days after the execution and delivery to the Company of this Agreement by a Purchaser to accept this Agreement and if the Company does not notify such Purchaser in writing of such acceptance within such period, this Agreement and such Purchaser's obligations hereunder shall terminate and be of no further force or effect.

     (g) Right to Additional Warrants. If, until a Trigger Event, the Company issues warrants in its next round of equity financing after the Closing Date with an exercise price per share of Common Stock or Common Stock Equivalents below $0.40 (as adjusted for any stock split, stock combination or like event after the date hereof in the same manner as provide for in the Warrants) (the "Next Financing Warrants"), then the Purchasers shall receive, and the Company shall issue to such Purchasers in the aggregate (to be divided amongst them on the basis of their respective Pro-Rata Portions), a number of additional warrants (the "Additional Warrants") to purchase a number of shares of the Company's common stock equal to the number of shares of common stock underlying the Next Financing Warrants (but not more than the aggregate number of Warrant Shares initially underlying the Warrants issued under this Agreement), but having an exercise price equal to 50% of the initial exercise price of the Next Financing Warrants (the "Additional Warrant Right"). The Additional Warrant Right shall not apply to the issuance of the Additional Warrants themselves. The Additional Warrants shall be the same in form and substance as the Next Financing Warrants (except for the exercise price discount) and in order to receive the Additional Warrants the Purchasers shall be required (on a several but not joint basis) to be bound by the terms of the Additional Warrants. A Trigger Event shall occur (and the Additional Warrant Right will expire) upon the earlier of (i) the first anniversary of the Closing Date, (ii) such time that Weighted Average Prices of the Common

Stock for thirty (30) consecutive trading days on the Principal Market exceeds 200% of the then Exercise Price (as defined in the Warrants) (as such Exercise Price may be adjusted pursuant to the terms of the Warrants), (iii) the consent of the Required Holders, not to be unreasonably withheld or delayed, is received to terminate the Additional Warrant Right in order to be able to meet in a timely manner Nasdaq's or NYSE MKT's minimum shareholder's equity requirement in connection with a bona fide attempt to uplist to such exchange as the Board of Directors of the Company may determine or (iv) such time as the Company agrees in a contract reasonably satisfactory to the Required Holders that the Company will not, without the consent of such Required Holders (not to be unreasonably withheld or delayed), issue additional warrants to purchase the Company's Common Stock or Common Stock Equivalents in connection with any equity financing until such time as any other Trigger Event may occur.

     2. Representations and Warranties of the Purchasers. Each Purchaser severally (and not jointly) represents and warrants to the Company solely as to such Purchaser that:

     (a) Investment Purpose. The Securities to be acquired by such Purchaser are being acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities in violation of the Securities Act. Such Purchaser has not been formed for the specific purpose of acquiring the Securities.

     (b) Accredited Investor Status. Such Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     (c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

     (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisors, and considered all factors such Purchaser deems material in deciding on the advisability of investing the Securities. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below.

     (e) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     (f) Restricted Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser understands that the Securities are characterized as "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

     (g) Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following legend:

     "The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended."

     (h) Authorization; Enforcement. Each Transaction Document to which such Purchaser is a party: (i) has been duly and validly authorized by such Purchaser, (ii) has been duly executed and delivered by or on behalf of such Purchaser, and (iii) will constitute, upon execution and delivery by such Purchaser thereof and the Company, the valid and binding agreements of such Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and general principles of equity that restrict the availability of equitable or legal remedies.

      (i) Residency. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto. If such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto and such entity is duly organized and in good standing under the laws of the jurisdiction of its formation.

     (j) Investment Experience. Such Purchaser is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

     (k) Communication of Offer. Such Purchaser was, to its knowledge, not contacted by any broker-dealer on behalf of the Company with respect to a potential investment in the Securities. Such Purchaser is not purchasing the Securities as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of any other Person other than the Company in connection with the transactions contemplated hereby, and that the Company has not authorized any other Person (whether a broker dealer or otherwise) to furnish any such information or advice.

     (l) Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser. Such Purchaser acknowledges that it is purchasing the Securities directly from the Company and not from any other Person.

     (m) FINRA. Such Purchaser (i) has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, and (ii) if such Purchaser is a member of FINRA or an associated person of a member of FINRA, such Purchaser, together with its affiliates and any other associated persons of such member of FINRA, does not, and as of the Closing will not, directly or indirectly have a beneficial interest (as determined under FINRA Rule 5130(i)(1)) of more than 50% of the outstanding voting securities of the Company.

     (n) Prohibited Transactions. Since the earlier of (a) such time as such Purchaser was first contacted by or on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Securities, or (z) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common

Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 2(n) are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 2(n).

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

     (a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no proceeding of which the Company has received written notice or otherwise has Knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or the Company's stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document to which the Company is a party has been (or upon the execution and delivery thereof by the Company will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, $0.01 par value, of which non are issued and outstanding, and 195,000,000 shares of Common Stock, of which (i) 106,668,299 shares are issued and outstanding (including shares of restricted stock granted pursuant to one or more of the equity incentive plans noted below), (ii) 3,164,668 shares are reserved for issuance pursuant to the Company's 2012 Equity Incentive Plan (under which, stock options to purchase 723,000 shares of Common Stock are granted and outstanding), (iii) no shares are reserved for issuance pursuant to the Company's 2008 Equity Incentive Plan (under which, stock options to purchase 9,719,329 shares of Common Stock are granted and outstanding), (iv) no shares are reserved for issuance pursuant to the Company's 2005 Equity Incentive Plan (under which, stock options to purchase 997,500 shares of Common Stock are granted and outstanding), (v) no shares are reserved for issuance pursuant to the Company's Supplemental Stock Option Plan (under which, stock options to purchase 5,000 shares of Common Stock are granted and outstanding), and (vi) 17,067,500 shares of Common Stock are subject to warrants to purchase Common Stock (excluding the Warrants to be issued hereunder, which have not yet been issued) (the "Company Warrants"). Each of the Company's four (4) stock option/equity incentive plans is collectively known as the "Employee Benefit Plans." Except for the Transaction Documents and options issuable under the Employee Benefit Plans and the Company Warrants, there are no outstanding options, warrants or other rights by or under which the Company is or may be bound to issue additional shares of capital stock of the Company. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Shares and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants, has not and will not result in or cause any adjustment to the number of shares of Common Stock, Common Stock Equivalents or other securities (equity or otherwise) issuable upon exercise, exchange or conversion of, or represented or evidenced by, any Common Stock Equivalents or other securities (equity or otherwise) issued or sold by or on behalf of the Company or any agreement or instrument by or under which the Company is or may be bound.

     (d) Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares.

     (e) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares and the Placement Agent Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser or the Placement Agent and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

     (f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

     (g) SEC Reports; Financial Statements. Except as set forth in Schedule 3(g) to this Agreement, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

     (h) Absence of Certain Changes. Since the date of the latest audited financial statements included in the SEC Reports, except as reported in an SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any subsidiary of the Company has incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither the Company nor its subsidiaries have altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as contemplated hereby, the Company has not issued any equity securities to any officer, director or Affiliate (as defined in Rule 405), except pursuant to the Employee Benefit Plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, to its Knowledge no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date hereof.

     (i) Absence of Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which is not disclosed in the SEC Reports. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

     (j) Intellectual Property. The Company owns licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same (collectively, "Intellectual Property") as generally described in its SEC Reports. The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated. Except as disclosed in SEC Reports, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's Knowledge threatened, which challenges the right of the Company or of a Subsidiary to use any Intellectual Property as such Intellectual Property is currently being used in the business. To the Company's Knowledge, the Company or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might reasonably give rise to any of the foregoing. Except as disclosed in SEC Reports, the Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

     (k) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

     (l) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

     (m) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     (n) Permits; Compliance. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     (o) ERISA. There are no employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (p) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.

     (q) No Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (r) Employees. No executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (s) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Agreement to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or would not reasonably be expected to result in a Material Adverse Effect.

     (t) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents, other than (i) filings with the Commission of the Registration Statement and Form 8-K, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities as required, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals"). Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

     (u) OTCBB Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The OTC Bulletin Board quotation service (the

"OTCBB") and/or the OTC Markets QB tier, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB or the OTC Markets QB tier, nor has the Company received any notification that the SEC, the OTCBB, the OTC Markets QB tier or FINRA is contemplating terminating such registration or quotation other than generally applicable notices to all large groups of companies in regard to migration from the OTC BB.

     (v) Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and, to the Company's Knowledge no tax deficiency has been asserted or threatened against the Company or any Subsidiary. The Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

     4. Covenants. In addition to the other agreements and covenants set forth herein, unless otherwise consented to in writing by the Company and a majority in interest of the Purchasers, the applicable parties hereto hereby covenant as follows:

     (a) Affirmative Obligations. The Company will furnish to the Purchasers and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Purchasers and/or their assignees; provided, however, that the Company shall not intentionally disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto. The Company shall use commercially reasonable best efforts to maintain the quotation of its Common Stock on the OTC Bulletin Board or OTC Markets QB (or higher) tier or listing of the Common Stock on a securities exchange maintained by The NASDAQ Stock Market LLC or NYSE MKT ("Trading Markets") and maintain such listing so long as any Affirmative Obligations remain unfulfilled or any Registrable Securities (as defined in the Registration Rights Agreement) have not been resold, except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company even if a termination of such quotation or listing were to result. The obligations contained in this Section 4(a) are referred to as the "Affirmative Obligations".

     (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers within 15 days of the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

     (c) Reporting Status; Press Release. Following the effectiveness of the Registration Statement required under the Registration Rights Agreement, the Company shall use its commercially reasonable efforts file timely to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination (except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company even if an Exchange Act termination would result). The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than one (1) business day after the Closing Date. The Company agrees that such press release shall not disclose the names of the Purchasers unless expressly consented to in writing by the Purchasers or unless required by applicable law or regulation, and then only to the extent of such requirement.

     (e) Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and Warrants for general corporate and working capital purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any director or officer of the Company (except in connection with its currently existing direct or indirect Subsidiaries).

     (f) Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Howard J. Kern, P.C. not to exceed $20,000, it being understood that Howard J. Kern, P.C. has only rendered legal advice to John P. McGrain and not to the Company or any other Purchaser in connection with the transactions contemplated hereby, and that each of the Company and each Purchaser has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid on the Closing Date. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

     (g) Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of its options under Employee Benefit Plans and issuance of the Warrant Shares in connection therewith (based on the exercise prices in effect from time to time) (the "Reserved Amount"). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of a majority-in-interest of the Purchasers (it being understood this commitment does not preclude a pro-rata reverse stock split). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(g), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and shall use reasonable best efforts to obtain the favorable vote of the Company's officers and directors. The Company shall use its reasonable best efforts to obtain such stockholder approval within sixty (60) days following the date on which the number of Reserved Amount exceeds the Authorized and Reserved Shares.

     (h) Corporate Existence. The Company shall maintain its corporate existence, except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company.

     (i) Sarbanes-Oxley Matters. When required to do so, the Company will comply with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective for the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder. The Company shall implement such programs and shall take such steps reasonably necessary to provide for its future compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of the Sarbanes-Oxley Act that shall become applicable to the Company.

     (j) No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

     (k) Intellectual Property. Subject to the Company's reasonable business judgment, each of the Company and each of its Subsidiaries shall use commercially reasonable efforts maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

     This Section 4 shall terminate in its entirety upon the earlier to occur of (i) the date that no Purchaser owns any Securities or (ii) the date that the Company becomes listed on any tier or the Nasdaq Stock Market or NYSE MKT or (iii) the first anniversary of the Closing Date.

     5. Removal of Legends. The legend set forth above in Section 2(g) shall be removed from certificates representing Shares and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Buyer is selling pursuant to the effective registration statement registering the Shares for resale (the "Registration Statement"), the Buyer agrees to only sell such Shares during such time that such Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the Registration Statement covering the resale or (ii) Rule 144 becoming available for the resale of the Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall within one (1) Business Day deliver to its transfer agent irrevocable instructions that the transfer agent shall reissue a certificate representing the applicable Shares without legend upon receipt by the transfer agent of the legended certificates for such Shares. Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company.

     6. Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Units to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     (a) The applicable Purchaser shall have executed this Agreement, the Registration Rights Agreement.

     (b) The applicable Purchaser shall have delivered the Subscription Amount in accordance with Section 1(d)(ii) above.

     (c) The representations and warranties of the applicable Purchaser shall be true and correct in all material respects, and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

     (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

7. Conditions to Each Purchaser's Obligation to Purchase. The obligation of each

Purchaser hereunder to purchase Units at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

     (a) The Company shall have executed and delivered to such Purchaser this Agreement and each other Transaction Document to which the Company is a party.

     (b) The Company shall have delivered or caused its transfer agent to deliver to such Purchaser (i) a stock certificate of the Company certifying that such Purchaser is the holder of record of the number of Shares set forth opposite such Purchaser's name on Schedule A and (ii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser's name on Schedule A in accordance with Section 1(c) above.

     (c) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

     (d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

      (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

      (f) Eldad Eilam, the Chief Executive Officer of the Company shall have entered into a Lock-Up Agreement, in the form attached as Exhibit C hereto.

     (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (c) and (i) of this Section 7.

     (h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

     (i) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

     (j) The Company shall have received gross proceeds from the sale of the Units as contemplated hereby of at least Three Million Dollars ($3,000,000).

8.	Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Purchasers,

on the other hand, to effect the Closing shall terminate as follows:

	(i)	Upon the mutual written consent of the Company and the
Purchasers;

	(ii)	By the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company;

     (iii) By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

     (iv) By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to the 30th date after the date hereof;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Section 8, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware located in New Castle County (including the Delaware Chancery Court) and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS

AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Notwithstanding the foregoing, a dispute regarding the Weighted Average Price shall be determined as provided in the definition thereof.

10.	Miscellaneous.

(a) Counterparts; Signatures by Facsimile. This Agreement may be

executed in one or more counterparts (with the Purchasers each executing the counterpart in the form of Annex A hereto). Each of such counterparts shall be deemed an original, and all of which shall, when taken together, constitute one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party (including in the manner described above), may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (b) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

     (c) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (d) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the instruments, documents, exhibits and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as expressly set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking to the other. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Required Purchasers and when so waived or amended shall be binding on all Purchasers whether or not they have consented individually.

     (e) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

hopTo Inc.

1901 S. Bascom, Suite 660, Campbell, California 95008 Attention: Mr. Eldad Eilam, President and CEO Telephone: 408-688-2674 Facsimile: 408-626-9722

If to a Purchaser:	To the address and fax number set forth immediately below such
Purchaser's name on the counterpart signature pages hereto.

     Each party shall provide notice to the other party of any change in address, telephone or facsimile number (including, if a Purchaser is holding any Securities purchased hereunder in street name, the address, telephone and facsimile of the beneficial owner of such Securities), and each Purchaser and its assignees under Section 10(f) acknowledge and agree that such parties must provide such notice and contact information promptly (but in any event within 30 days of any change in such information or assignment of any rights hereunder).

     (f) Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that a Purchaser may, upon written notice, assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Purchasers; and provided, further, no consent shall be required for an assignment that might be deemed to occur upon a merger or consolidation by the Company or a sale of substantially all of its assets. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term "Company" shall be deemed to refer to such Person and the term "Shares" shall be deemed to refer to the securities received by the Purchasers in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Survival; Indemnification.

     (i) The representations and warranties of the Company set forth in Section 3 hereof shall survive the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. The representations and warranties of each Purchaser set forth in Section 2 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Company.

     (ii) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

     (iii) Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (k) Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

"Bloomberg" means Bloomberg Financial Markets.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

     "Company's Knowledge," "Knowledge of the Company" and words of similar import means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

     "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Effective Date" means the date on which the initial Registration Statement is declared effective by the SEC.

     "Effectiveness Deadline" means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Securities" means: (A) capital stock, or Common Stock Equivalents issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity incentive plan, contract or arrangement (whether for one or more persons) approved by the Board of Directors of the Company; (B) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (C) securities issued pursuant to this Agreement (or the similar agreements being entered with other Purchasers on or about the date hereof) and securities issued upon the exercise or conversion of those securities; (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the exercise price pursuant to the Warrants); (E) capital stock or Common Stock Equivalents issued as consideration for an acquisition or strategic transaction approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (E), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (F) issuance to the Purchasers of Additional Warrants and (G) issuance to additional purchasers pursuant to the Company's right to issue up to 2,033,333 additional Units at subsequent closings as set forth in Section 1(c).

     "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Required Purchasers" means (i) prior to the Closing Date, the Purchasers agreeing to purchase at least a majority of the Shares and Warrants hereunder, and (ii) from and after the Closing Date the Purchasers beneficially owning at least a majority of the Shares and the Warrant Shares (if any) then outstanding and held by all of the Purchasers.

     "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Purchasers. If the Company and such Required Purchasers are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 if the Warrant, with the term "Weighted Average Price" being substituted for the term "Exercise Price". All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Remainder of page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

HOPTO INC.

By: __________________________ Name: Eldad Eilam Title: Chief Executive Officer

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement Purchaser Counterpart Signature Page

     The undersigned, desiring to: (i) enter into that certain Securities Purchase Agreement, dated January __, 2014 (the "Agreement"), between the undersigned, hopTo Inc., a Delaware corporation (the "Company"), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing next to the undersigned's name on Schedule A to the Agreement, on the terms and subject to conditions contained therein, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

     IN WITNESS WHEREOF, the undersigned has executed the Agreement as of January __, 2014.

PURCHASER:

Name, Address, Fax No. and Social Security No./EIN of Purchaser:

Fax No.:
_______________________________
Soc. Sec. No./EIN:
_______________________

If a partnership, corporation, trust or other business entity:

By:

Name: Title: If an individual:

Signature

	Schedule A

	Purchasers
		Shares	Warrant Shares
		Component of	Underlying Warrant
		Units	Component of Units	Purchase
Investor Name	Units Purchased	Purchased	Purchased	Price

JMI Holdings, LLC (2011 Family Series)	3,333,333	3,333,333	1,666,667	$1,000,000
JMW Fund, LLC	1,333,333	1,333,333	666,667	$400,000
San Gabriel Fund, LLC	1,333,333	1,333,333	666,667	$400,000
Richland Fund, LLC	666,667	666,667	333,333	$200,000
Goldman Capital	3,333,333	3,333,333	1,666,667	$1,000,000
Wall Street Capital Partners, L.P.	800,000	800,000	400,000	$240,000
David Wilmerding	500,000	500,000	250,000	$150,000

TOTALS:	11,299,999	11,299,999	5,650,001	$3,390,000

Exhibit A

Form of Warrant

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Lock-Up Agreement

     This AGREEMENT (the "Agreement") is made as of the ___ day of January, 2014, by
______________
("Holder") in connection with his ownership of shares of hopTo Inc., a Delaware corporation (the "Company").

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a. Holder is the beneficial owner of the amount of shares of the Common Stock, $0.0001 par value, of the Company ("Common Stock") designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements (each a "Purchase Agreement") with purchasers of the Company's Common Stock and warrants (the "Purchasers"). Holder understands that, as a condition to proceeding with the Purchase Agreement, the Purchasers have required, and the Company has agreed to obtain on behalf of the Purchasers an agreement from the Holder to refrain from selling any securities of the Company for a period from the date of the Purchase Agreement until 180 days after the effectiveness of a registration statement, filed by the Company pursuant to the Registration Rights Agreement among the Company and the Purchasers, is first declared effective by the U.S. Securities and Exchange Commission ("Restriction Period").

2. Sale Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

c. The Holder may transfers of shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Restriction Period.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchasers to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

     f. The Holder agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

     g. The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Purchasers identified in the Purchase Agreement may be enforced by the Purchasers and may not be amended without the consent of the Purchasers (in the manner described in the Purchase Agreement), which may be withheld for any reason.

     IN WITNESS WHEREOF, the undersigned Holder has caused this Lock-Up Agreement to be duly executed as of the date first above written.

HOLDER:

______________________ Eldad Eilam